UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 29, 2003

Leopard Capital Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-30644	98-0348086

(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1574 Gulf Road  #1505
Point Roberts, WA  98281
(Address of principal executive offices) (Zip Code)

(604) 879-9001
(Registrant's telephone number, including area code)

______________________________________________
(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure

Negotiations are underway between Leopard Capital Inc.'s majority shareholder, Hudson Capital Corporation, and a third party, to sell or transfer Hudson's control block of Leopard Capital Inc.'s common shares.  Hudson Capital Corporation, a company controlled by Mr. Terry G. Cook, President and Director of Leopard Capital Inc., currently holds 495,058 Leopard Capital Inc. common shares, representing 88.35% of the 560, 362 Leopard Capital Inc. common shares currently outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leopard Capital, Inc.

Registrant

Date: October 29, 2003	/s/ Terry G. Cook

Terry G. Cook
President and Director